INVESTMENT MANAGEMENT SERVICES AGREEMENT

         AGREEMENT made the 10th day of May 2001, by and between AXP Partners Series, Inc. (the "Corporation"), a Minnesota Corporation, on behalf of its underlying series funds AXP Partners Fundamental Value Fund, AXP Partners Value Fund and AXP Partners Small Cap Value Fund (individually a "Fund" and collectively the "Funds"), and American Express Financial Corporation, a Delaware corporation.

Part One: INVESTMENT MANAGEMENT AND OTHER SERVICES

(1) The Corporation hereby retains American Express Financial Corporation, and American Express Financial Corporation hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Corporation continuously with suggested investment planning; to determine, consistent with the Funds' investment objectives and policies, which securities in American Express Financial Corporation's discretion shall be purchased, held or sold and to execute or cause the execution of purchase or sell orders; to prepare and make available to the Funds all necessary research and statistical data in connection therewith; to furnish services of whatever nature required in connection with the management of the Funds as provided under this Agreement; and to pay such expenses as may be provided for in Part Three; subject always to the direction and control of the Board of Directors (the "Board"), the Executive Committee and the authorized officers of the Corporation. American Express Financial Corporation agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned. American Express Financial Corporation agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing American Express Financial Corporation's performance under this Agreement.

(2) American Express Financial Corporation agrees that the investment planning and investment decisions will be in accordance with general investment policies of the Funds as disclosed to American Express Financial Corporation from time to time by the Funds and as set forth in its prospectuses and registration statements filed with the United States Securities and Exchange Commission (the "SEC").

(3) American Express Financial Corporation agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the acquisition or disposition of securities for the Funds.

(4) The Corporation agrees that it will furnish to American Express Financial Corporation any information that the latter may reasonably request with respect to the services performed or to be performed by American Express Financial Corporation under this Agreement.

(5) American Express Financial Corporation is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Funds and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to prior authorization by the Board of appropriate policies and procedures, and subject to termination at any time by the Board, American Express Financial Corporation may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, to the extent authorized by law, if American Express Financial Corporation determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or American Express Financial Corporation's overall responsibilities with respect to the Funds and other funds for which it acts as investment adviser.

(6) It is understood and agreed that in furnishing the Funds with the services as herein provided, neither American Express Financial Corporation, nor any officer, director or agent thereof shall be held liable to the Corporation (and/or the Fund) its creditors or shareholders for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that American Express
       Financial Corporation may rely upon information furnished to it reasonably believed to be accurate and reliable.

Part Two: COMPENSATION TO INVESTMENT MANAGER

(1) The Corporation agrees to pay to American Express Financial Corporation, and American Express Financial Corporation covenants and agrees to accept from the Corporation in full payment for the services furnished, a fee composed of an asset charge and a performance incentive adjustment.

       (a) The asset charge

             (i) The asset  charge for each  calendar  day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with paragraph (ii) below. The computation shall be made for each day on the basis of net assets as of the close of business of the full business day two
                 (2) business days prior to the day for which the computation is being made. In the case of the suspension of the computation of net asset value, the asset charge for each day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. Net assets as of the close of a full business day shall include all transactions in shares of the Funds recorded on the books of the Funds for that day.

(ii) The asset charge shall be based on the net assets of each Fund as set forth in the following table.

                   Fundamental Value                      Value                       Small Cap Value
                   -----------------                      -----                       ---------------
                Assets      Annual Rate At       Assets      Annual Rate At        Assets     Annual Rate At
              (Billions)   Each Asset Level     (Billions)   Each Asset Level    (Billions)   Each Asset Level
              ---------    ----------------     ----------   ----------------    ----------   ----------------
              First $0.50        0.730%         First $0.50     0.730%            First $0.25     0.970%
              Next   0.50        0.705          Next   0.50     0.705             Next   0.25     0.945
              Next   1.00        0.680          Next   1.00     0.680             Next   0.25     0.920
              Next   1.00        0.655          Next   1.00     0.655             Next   0.25     0.895
              Next   3.00        0.630          Next   3.00     0.630             Over   1.00     0.870
              Over   6.00        0.600          Over   6.00     0.600

       (b)   The performance incentive adjustment

             (i)  The performance  incentive  adjustment,  determined
                  monthly, shall be computed by measuring the percentage point difference between the performance of one Class A share of a Fund and the performance of an Index (the "Index"). The Index for AXP Partners Fundamental Value Fund is Lipper Large Cap Value Funds Index. The Index for AXP Partners Value Fund is Lipper Large Cap Value Funds Index. The Index for AXP Partners Small Cap Value Fund is Lipper Small Cap Value Funds Index. The performance of one Class A share of a
                  Fund  shall  be  measured  by   computing   the   percentage
                  difference, carried to two decimal places, between the opening net asset value of one share of the Fund and the closing net asset value of such share as of the last business day of the period selected for comparison, adjusted for dividends or capital gain distributions treated as reinvested at the end of the month during which the distribution was made but without adjustment for expenses related to a particular class of shares. The performance of the Index will then be established by measuring the percentage difference, carried to two decimal places, between the beginning and ending Index for the comparison period, with dividends or capital gain distributions on the securities which comprise the Index being treated as reinvested at the end of the month during which the distribution was made.

             (ii) In computing the  adjustment,  one  percentage  point shall be deducted from the difference, as determined in (b) (i) above. The result shall be converted to a decimal value (e.g., 2.38% to 0.0238), multiplied by .01 and then multiplied by the Fund's average net assets for the comparison period. This product next shall be divided by 12 to put the adjustment on a monthly basis. Where the performance of the Fund exceeds the Index, the amount so determined shall be an increase in fees as computed under paragraph (a). Where Fund performance is exceeded by the Index, the amount so determined shall be a decrease in such fees. The percentage point difference between the performance of the Fund and that of the Index, as determined above, is limited to a maximum of 0.0008 per year for AXP Partners Fundamental Value Fund, 0.0008 per year for AXP Partners Value Fund and, 0.0012 per year for AXP Partners Small Cap Value Fund.

             (iii)The 12 month  comparison  period  will  roll  over  with  each succeeding month, so that it always equals 12 months, ending with the month for which the performance adjustment is being computed.

             (iv) If the Index ceases to be published  for a period of more than
                  90 days, changes in any material respect or otherwise becomes impracticable to use for purposes of the adjustment, no adjustment will be made under this paragraph (b) until such time as the Board approves a substitute index.

(2) The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

(3) The fee provided for hereunder shall be paid in cash by the Funds to American Express Financial Corporation within five business days after the last day of each month.

Part Three: ALLOCATION OF EXPENSES

(1)      The Corporation, on behalf of the Fund, agrees to pay:

       (a) Fees payable to American Express Financial Corporation for its services under the terms of this Agreement.

       (b) Taxes.

       (c) Brokerage commissions and charges in connection with the purchase and sale of assets.

       (d) Custodian fees and charges.

       (e) Fees and charges of its independent certified public accountants for services the Corporation request.

       (f) Premium on the bond required by Rule 17g-1 under the Investment Company Act of 1940.

       (g) Fees  and  expenses  of  attorneys  (i) it  employs  in  matters  not involving the assertion of a claim by a third party against the Corporation, its directors and officers, (ii) it employs in conjunction with a claim asserted by the Board against American Express Financial Corporation, except that American Express Financial Corporation shall reimburse the Corporation for such fees and expenses if it is ultimately determined by a court of competent jurisdiction, or American Express Financial Corporation agrees, that it is liable in whole or in part to the Corporation (and/or the Fund), and (iii) it employs to assert a claim against a third party.

       (h) Fees paid for the qualification and registration for public sale of the securities of the Funds under the laws of the United States and of the several states in which such securities shall be offered for sale.

       (i) Fees of consultants employed by the Funds.

       (j) Directors, officers and employees expenses which shall include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, and all other benefits paid to or provided for directors, officers and employees, directors and officers liability insurance, errors and omissions liability insurance, worker's compensation insurance and other expenses applicable to the directors, officers and employees, except the Corporation will not pay any fees or expenses of any person who is an officer or employee of American Express Financial Corporation or its affiliates.

       (k) Filing fees and charges incurred by the Corporation in connection with filing any amendment to its articles of incorporation, or incurred in filing any other document with the State of Minnesota or its political subdivisions.

       (l) Organizational expenses of the Corporation.

       (m) Expenses incurred in connection with lending portfolio securities of the Funds.

       (n) Expenses properly payable by the Funds, approved by the Board.

(2) American Express Financial Corporation agrees to pay all expenses associated with the services it provides under the terms of this Agreement. Further, American Express Financial Corporation agrees that if, at the end of any month, the expenses of a Fund under this Agreement and any other agreement between the Fund and American Express Financial Corporation, but excluding those expenses set forth in (1)(b) and (1)(c) of this Part Three, exceed the most restrictive applicable state expenses limitation, the Fund shall not pay those expenses set forth in (1)(a) and
       (d) through (n) of this Part Three to the extent necessary to keep the Fund's expenses from exceeding the limitation, it being understood that American Express Financial Corporation will assume all unpaid expenses and bill the Fund for them in subsequent months but in no event can the accumulation of unpaid expenses or billing be carried past the end of the Fund's fiscal year.

Part Four: MISCELLANEOUS

(1) American Express Financial Corporation shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Funds.

(2)    A "full business day" shall be as defined in the By-laws.

(3) Each Fund recognizes that American Express Financial Corporation now renders and may continue to render investment advice and other services to other investment companies and persons which may or may not have investment policies and investments similar to those of the Funds and that American Express Financial Corporation manages its own investments and/or those of its subsidiaries. American Express Financial Corporation shall be free to render such investment advice and other services and each Fund hereby consents thereto.

(4) Neither this Agreement nor any transaction had pursuant hereto shall be invalidated or in any way affected by the fact that directors, officers, agents and/or shareholders of the Funds are or may be interested in American Express Financial Corporation or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of American Express Financial Corporation are or may be interested in the Funds as directors, officers, shareholders, or otherwise; or that American Express Financial Corporation or any successor or assignee, is or may be interested in the Funds as shareholder or otherwise, provided, however, that neither American Express Financial Corporation, nor any officer, director or employee thereof or of the Funds, shall sell to or buy from the Funds any property or security other than shares issued by the Funds, except in accordance with applicable regulations or orders of the SEC.

(5) Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

(6) American Express Financial Corporation agrees that no officer, director or employee of American Express Financial Corporation will deal for or on behalf of the Funds with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

       (a) Officers, directors or employees of American Express Financial Corporation from having a financial interest in the Funds or in American Express Financial Corporation.

       (b) The purchase of securities for the Funds, or the sale of securities owned by the Funds, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of American Express Financial Corporation, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

       (c) Transactions with the Funds by a broker-dealer affiliate of American Express Financial Corporation as may be allowed by rule or order of the SEC and if made pursuant to procedures adopted by the Board.

(7) American Express Financial Corporation agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of American Express Financial Corporation under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement, make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except shares issued by the Funds) or other assets by or for the Funds.

Part Five: RENEWAL AND TERMINATION

(1)    This  Agreement  shall continue in effect until May 10, 2003, or until a new agreement is approved by a vote of the majority of the outstanding shares of each Fund and by vote of the Fund's Board, including the vote required by (b) of this paragraph, and if no new agreement is so approved, this Agreement shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance shall be specifically approved at least annually (a) by the Board or by a vote of the majority of the outstanding shares of the Funds and (b) by the vote of a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the Investment Company Act of 1940, as amended (the "1940 Act").

(2) This Agreement may be terminated by either the Corporation or American Express Financial Corporation at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting shares of the Fund. The vote of the majority of the outstanding voting shares of a Fund for the purpose of this Part Five shall be the vote at a shareholders' regular meeting, or a special meeting duly called for the purpose, of 67% or more of the Fund's shares present at such meeting if the holders of more than 50% of the outstanding voting shares are present or represented by proxy, or more than 50% of the outstanding voting shares of the Fund, whichever is less.

(3) This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

AXP PARTNERS SERIES, INC.
   AXP Partners Fundamental Value Fund
   AXP Partners Value Fund
   AXP Partners Small Cap Value Fund



By /s/Leslie L. Ogg
   -----------------
      Leslie L. Ogg
      Vice President


AMERICAN EXPRESS FINANCIAL CORPORATION



By /s/ Pamela J. Moret
   -------------------
       Pamela J. Moret
       Senior Vice President